Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference of our report dated February 29, 2008 (May 23, 2008 as to Note 12), relating to the financial statements and financial statement schedule of Valassis Communications, Inc. and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph relating to a change in the method of accounting for share-based payments to conform to Financial Accounting Standards Board (FASB) Statement No. 123R, Share-Based Payment, and the adoption of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes) appearing in this Current Report on Form 8-K of Valassis Communications, Inc. dated May 23, 2008, in the following Registration Statements:

Form	Registration No.
Form S-8	33-59760
Form S-8	333-00022
Form S-8	333-00024
Form S-8	333-50466
Form S-8	333-52919
Form S-8	333-74263
Form S-8	333-87162
Form S-8	333-104072
Form S-8	333-128158
Form S-8	333-142661
Form S-3	333-107787

/s/ Deloitte & Touche LLP

Detroit, Michigan

May 23, 2008